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                                  EXHIBIT 23.3
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Registration Statement (Form S-4) and the related Proxy Statement/Prospectus of Susquehanna Bancshares, Inc. of our report, dated January 31, 1997, except for Note 16 as to which the date is February 11, 1997 included in this Registration Statement and related Proxy/Prospectus, relating to the consolidated financial statements of Founders' Bank and subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                 /s/ BEARD & COMPANY, INC.

Reading, Pennsylvania
March 31, 1997